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                                  AMENDMENT TO

                           ANALYSIS & TECHNOLOGY, INC.
                           SAVINGS AND INVESTMENT PLAN

WHEREAS, Analysis & Technology, Inc. (the "Employer") heretofore adopted the Analysis & Technology, Inc. Savings and Investment Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of October 31, 1995, as follows:

1. Section 6.1 of the Plan shall be amended by adding the following paragraph to the conclusion of said Section:

          Notwithstanding the foregoing provisions of this Section 6.1, any Participant who was employed by General Systems Solutions, Inc. ("GSS") as of October 31, 1995, and who transferred employment from the Sponsoring Employer's "related group" (within the meaning of Section 2.5(b) as of such date in connection with the sale of GSS to General Electric Capital Corporation, shall be one hundred percent (100%) vested in his Account as of such date.

2. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.



IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 4th day of December, 1995.


                                             ANALYSIS & TECHNOLOGY, INC.




                                             By:     /s/ David M. Nolf
                                                     ---------------------------
                                                     David M. Nolf
                                                     Executive Vice President